UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 11, 2011

GSI GROUP INC.

(Exact name of registrant as specified in its charter)

New Brunswick, Canada	001-35083	98-0110412
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 Middlesex Turnpike Bedford, Massachusetts		01730
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (781) 266-5700

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

On May 11, 2011, GSI Group Inc. (the “Company”) held its Annual Meeting of Shareholders. A total of 29,100,938 common shares were present or represented by proxy at the meeting, representing approximately 87.3 percent of the Company’s common shares outstanding as of the April 6, 2011 record date. The following are the voting results on proposals considered and voted upon at the meeting, all of which were described in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on April 14, 2011.

Item 1 — Election of directors for a term beginning on July 23, 2011 and until the next annual meeting of shareholders, until his successor is elected or appointed, or until his earlier death, resignation or removal.

NOMINEE	Votes FOR	Votes WITHHELD	Broker Non-Votes
Stephen W. Bershad	20,903,581	191,725	8,005,632
Eugene I. Davis	19,161,307	1,933,999	8,005,632
Dennis J. Fortino	20,926,283	169,023	8,005,632
K. Peter Heiland	19,729,008	1,366,298	8,005,632
Ira J. Lamel	20,370,994	724,312	8,005,632
Byron O. Pond	18,335,382	2,759,924	8,005,632
John A. Roush	21,004,603	90,703	8,005,632

Item 2 — Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011.

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
28,730,215	272,036	98,687	0

Pursuant to the foregoing votes, each of the seven nominees for director listed above was elected, and Item 2 was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GSI Group Inc.
(Registrant)

Date: May 16, 2011	By:	/s/ Robert Buckley
Robert Buckley
Chief Financial Officer

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